Calculation of Filing Fee Tables
S-4
AParadise Acquisition Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock	Other	153,841,872		$ 1,553,802,907.20	0.0001381	$ 214,580.18
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,553,802,907.20		$ 214,580.18
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 214,580.18
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Immediately prior to the consummation of the mergers (the "Mergers") described in the proxy statement/prospectus forming part of this registration statement (the "proxy statement/prospectus"), A Paradise Acquisition Corp., a British Virgin Islands Business Company ("A Paradise"), intends to (a) file an application to discontinue as a Business Company with the British Virgin Islands Registrar of Corporate Affairs, together with the necessary accompanying documents, and (b) file a Certificate of Formation and a Certificate of Conversion of a foreign entity converting to a Texas filing entity with the Secretary of State of the State of Texas, pursuant to which A Paradise's jurisdiction of incorporation will be changed from the British Virgin Islands to the State of Texas (the "Domestication"). Following the Domestication, A Paradise Merger Sub I, Inc., a Cayman Islands exempted company and a direct, wholly owned subsidiary of A Paradise ("Merger Sub") will merge with and into Enhanced Ltd. ("Enhanced"), with Enhanced surviving as a wholly owned subsidiary of A Paradise, and immediately thereafter Enhanced will merge with and into A Paradise, with A Paradise surviving the merger. All securities being registered will be issued by A Paradise (after the Domestication), which will be renamed "Enhanced Group Inc." upon the consummation of the Mergers, as further described in the proxy statement/prospectus. As used herein, "Enhanced Group" refers to A Paradise after the Domestication and/or the consummation of the Mergers, including after such change of name, as applicable. (2) Pursuant to Rule 416 (a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. (3) The number of shares of Enhanced Group Class A common stock being registered hereunder represents 153,841,872 shares of Enhanced Group Class A common stock to be issued, comprising the sum of (a) 29,841,667 shares of Enhanced Group Class A common stock to be issued to holders of A Paradise Class A ordinary shares, A Paradise Units and A Paradise Rights in connection with the Domestication and the Mergers; (b) up to 111,426,045 shares of Enhanced Group Class A common stock issuable to holders of Enhanced common shares as stock consideration in the Mergers (including shares issuable in respect of the Private Placement Investment); (c) up to 10,605,864 shares of Enhanced Group Class A common stock issuable upon the exercise following the Mergers of Enhanced Group Options; and (d) up to 1,968,297 shares of Enhanced Group Class A common stock issuable in respect of Enhanced Group SAFE Warrants to be issued to investors in connection with the Private Placement Investment. Accordingly, this registration statement covers the maximum number of shares of Enhanced Group Class A common stock that may be issued in the Domestication and the Mergers, including all shares issuable as equity consideration to existing securityholders of A Paradise and Enhanced and all shares issuable upon the exercise or settlement of the Enhanced Group Options and Enhanced Group SAFE Warrants described in the proxy statement/prospectus. (4) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of A Paradise (the company to which Enhanced Group will succeed following the Domestication) on Nasdaq on February 11, 2026 ($10.10 per Class A ordinary share) (such date being within five business days of the date that this registration statement is being filed with the SEC). This calculation is in accordance with Rules 457(f)(1) and 457(f)(3) of the Securities Act.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
153,841,872	$ 10.10	$ 1,553,802,907.20			$ 1,553,802,907.20

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A